UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026 (March 3, 2026)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 3, 2026, Warner Music Group Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, two proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2026 (the “2026 Proxy Statement”). The final voting results are as follows:

Proposal 1: The Company’s stockholders elected the eleven director nominees named in the Company’s 2026 Proxy Statement to serve for a one-year term ending at the 2027 Annual Meeting of Stockholders. The voting results are set forth below:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Robert Kyncl	7,627,270,802	965,187	40,760	11,989,796
Lincoln Benet	7,571,179,739	57,056,942	40,068	11,989,796
Len Blavatnik	7,608,168,507	20,068,141	40,101	11,989,796
Val Blavatnik	7,548,552,937	79,683,041	40,771	11,989,796
Mathias Döpfner	7,625,472,783	2,763,744	40,222	11,989,796
Nancy Dubuc	7,627,544,841	692,058	39,850	11,989,796
Noreena Hertz	7,598,434,707	29,801,745	40,297	11,989,796
Ynon Kreiz	7,595,897,246	32,339,066	40,437	11,989,796
Ceci Kurzman	7,598,540,011	29,696,492	40,246	11,989,796
Michael Lynton	7,625,532,983	2,702,982	40,784	11,989,796
Donald A. Wagner	7,591,676,048	36,560,126	40,575	11,989,796

Proposal 2: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2026. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
7,626,933,102	13,299,930	33,513	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President and General Counsel

Date: March 6, 2026